EXHIBIT 10.26


                               TERM NOTE AGREEMENT

                             Date: January 22, 2001

         800 Travel Systems, a Delaware corporation (COMPANY), and Sabre Inc., a Delaware corporation (SABRE), are parties to the CRS Contract. Sabre may from time to time be obligated to make Incentive Payments to Company under the CRS Contract. Company has requested that Sabre make advances to Company for Company's lawful working capital purposes, with such advances to be secured by the Sabre Incentive Payments and other Sabre Collateral. Sabre has advised Company that Sabre is willing to make advances to Company upon the terms and subject to the conditions set forth in this agreement (this AGREEMENT). Therefore, Company and Sabre agree as follows:

         1. Definitions. Capitalized terms used in this Agreement have the meanings provided on SCHEDULE 1 to this Agreement.

         2.       Term Note.

                  (a) Advance. Subject to the terms and conditions of this Agreement, Sabre shall make up to three (3) advances to Company. The total of the advances shall not exceed $1,800,000. All advances must be made within 1 year of the start of this contract. Company must give Sabre at least 5 business days prior written notice of its request for an Advance, and each Advance must be in the minimum amount of $100,000.

                  No further advances may be taken on this Term Note other than the advances provided for herein. The term of the Term Note will be 60 months from the time of the latest advance, at that time all remaining principal and interest will be due.

                  (b) Evidence of Obligation. The Term Note principal and interest owed to Sabre shall be evidenced by accounts or records maintained by Sabre, and provided to the Company on a monthly basis. Such Term Note accounts or records shall be conclusive evidence (absent manifest error) of the amount of the Term Note balance, the interest accrued thereon and principal payments applied thereto. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Company under the Sabre Documents to pay any amount owing with respect to this Agreement.

         3.       Repayment.

         (a) Interest. Interest shall accrue on the unpaid principal amount of the Term Note, from the date of Advance until paid in full, at a rate per annum equal to the Prime Rate plus 2.5 %. Each change in the Prime Rate shall become effective without prior notice to Company automatically as of the opening of business on the date of such change in the Prime Rate. Additionally, past-due principal and interest shall bear interest at a rate per annum equal to the Prime Rate plus 8%. The accrual and payment of interest shall in all respects be subject to the limits of applicable law, as more fully described in SECTION 10(B).

         (b)      Payments.

         (i) Company shall pay the amount of unpaid principal of, and accrued interest on, the Term Note in 60 equal consecutive monthly installments, commencing in the month following the month of the Loan Date. Each such payment shall be made on the Payment Date. Loan payments will be offset against any payments

Sabre is obligated to make to the Company, per SECTION 3(D). If the Sabre Incentive Payment is greater than the payment, then no additional amounts are due Sabre regarding this Term Note. If deemed appropriate by Sabre, Sabre may (by notice to Company) recalculate the amount of each monthly installment to reflect changes in the Prime Rate after the Loan Date or changes in the principal due to advances that were made.

                           (ii) Interest shall be calculated on the basis of actual number of days (including the first day but excluding the last) elapsed, but computed as if each calendar year consisted of 365 days, subject to the provisions of SECTION 10(B). If a Sabre Incentive Payment is due during any calendar month, interest shall not accrue on the portion equal to the amount of that Incentive Payment from the first day of that calendar month until the Payment Date.

                  (iii) In addition, and without limiting Company's obligations under this Agreement, Company and Sabre shall make all payments required under the CRS Contract.

                  (c) General Payment Provisions. All payments (including prepayments) under this Agreement (i) shall be payable in immediately available funds in United States Dollars no later than 1:00 p.m. (Fort Worth, Texas time) on the date when due, and (ii) shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. If any payment hereunder becomes due and payable on a day other than a business day, in Fort Worth, Texas, the maturity of such payment shall be extended to the next succeeding business day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension). Except as expressly provided hereunder, all payments shall be applied first to accrued interest, and then to unpaid principal of the Term Note.

                  (d) Offset Payments. Until the Term Note, along with accrued interest and expenses, is paid in full, the amount of any payment that Sabre is obligated to make to Company shall be set off against any amounts due and owing under this Term Note Agreement. COMPANY'S OBLIGATIONS UNDER THIS AGREEMENT ARE NOT, HOWEVER, CONDITIONED UPON THE EXISTENCE OR THE AMOUNT OF INCENTIVE PAYMENTS AND SHALL SURVIVE THE TERMINATION OF THE CRS CONTRACT. Without limiting the foregoing, if the amount payable under this Agreement at any time exceeds the Incentive Payment payable at such time, then the excess amount payable under this Agreement shall be due and payable in accordance with the terms of this Agreement. Notwithstanding any provisions to the contrary, the right of Company to receive an Incentive Payment earned for any 30-day period shall not accrue until Sabre determines the amount of such Incentive Payment and the Payment Date with respect to such Incentive Payment.

                  (e) Prepayments. Company may at any time and from time to time prepay the Term Note and accrued interest, in whole or in part, without premium or penalty. All prepayments shall be accompanied by accrued and unpaid interest to the date of such prepayment on the amount prepaid.

         4. Collateral. In addition to Sabre's rights of offset, as described in SECTION 3(D) of this Agreement, the Term Note shall be secured by a perfected, first priority, security interest in the Sabre Collateral, pursuant to the security agreement supplement attached as EXHIBIT A to this Agreement.

         5. Conditions Precedent. The obligation of Sabre to make any Advance to Company is subject to the conditions precedent that, as of the date of that Advance: (a) Sabre has received (on the date hereof) duly executed copies of each document listed on SCHEDULE 5 to this Agreement, in form and substance acceptable to Sabre and its legal counsel; (b) all representations and warranties made by Company to Sabre are true and correct, as if made on such date, and no condition or event exists which constitutes an Event of Default, or which, with the lapse of time and/or giving of notice, would constitute an Event of Default; (c) the requirements OF SECTION 2 have been satisfied; (d) the CRS Contract has not expired or been terminated and no notice of termination has been given thereunder; and (e) Company has furnished to Sabre a certificate executed by the chief financial officer or the chief executive officer of Company, in the form of EXHIBIT B to this Agreement.

         6. Representations and Warranties. In order to induce Sabre to make the Term Note, Company represents and warrants to Sabre that:

                  (a) Company is a [corporation,] duly organized and in good standing, under the laws of the State of Delaware and has the power to own its property and to carry on its business in each jurisdiction in which Company operates;

                  (b) Company has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Sabre Documents and to incur the obligations provided for in the Sabre Documents, all of which have been duly authorized by all necessary corporate action;

                  (c) The Sabre Documents are the legal and binding obligations of Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principle's of equity;

                  (d) To the best of the company's knowledge the execution, delivery and performance of this Agreement and the other Sabre Documents will not contravene or conflict with any provision of law, statute or regulation to which Company is subject or any judgment, license, order or permit applicable to Company or any indenture, credit agreement, trust or other instrument to which Company may be subject; no consent, approval, authorization or order of any court, governmental authority or third party is required in connection with the execution and delivery by Company of this Agreement or any of the other Sabre Documents or to consummate the transactions contemplated herein or therein except as contemplated in the Sabre documents;

                  (e) Financial Statements of Company available through the SEC Edgar System, for the period's ending 12/31/99 and 9/30/00 are true and correct, fairly present the financial condition of Company in all material respects and have been prepared in accordance with GAAP, and no material adverse changes have occurred in the financial condition or business of Company since the date of the most recent financial statements; Company owns all of the assets reflected on its most recent balance sheet free and clear of all liens, security interests or other encumbrances, except as previously disclosed in writing to Sabre;

                  (f) Except to the extent presented in its financial statements and SEC filings, no litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of Company's officers, threatened against or affecting Company, which may reasonably be expected to result in any material adverse change in Company's business, properties or operations;

                  (g) The principal office, chief executive office and principal place of business of Company is in Tampa, Florida;

                  (h) To its best knowledge all Taxes required to be paid by Company have in fact been paid; and

                  (i) To its best knowledge, the Company is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, and is not in default under any material agreement, contract or understanding to which it is a party.

         7. Certain Covenants. Until payment in full of the Term Note and all other obligations and liabilities of Company hereunder, Company covenants that (unless Sabre otherwise consents in writing) it shall:

                  (a) Promptly pay to Sabre all obligations under and in accordance with the terms of this Agreement;

                  (b) Promptly perform all of Company's obligations under the CRS Contract and under all other agreements with Sabre;

                  (c) Conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties and investments;

                  (d) Maintain complete and accurate books and records of its transactions in accordance with GAAP, and give Sabre access during business hours to all books, records and documents that substantiate its financial statements of the Company or that are relevant to large financial impacts on the Company and permit Sabre to make and take away copies thereof;

                  (e) Promptly notify Sabre of (i) any material adverse change in its financial condition or business; (ii) any default under any material agreement, contract or other instrument to which Company is a party or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by Company,
         (iii) any material adverse claim against or affecting Company or any of its properties; (iv) any litigation, or any claim or controversy which might become the subject of litigation, against Company or affecting any of Company's property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on Company's financial condition or business or might cause an Event of Default; and (v) any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice would constitute an Event of Default;

                  (f) Promptly pay all lawful claims, whether for Taxes, labor, materials or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of Company, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves have been established therefor;

                  (g) Maintain on its properties and operations insurance of responsible and reputable companies in such amounts and covering such risks as is prudent and is usually carried by companies engaged in businesses similar to that of Company; Company shall furnish Sabre, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant;

                  (h) Preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business;

                  (i) Comply with all covenants set forth on SCHEDULE 7(I) to this Agreement, and (i) in all covenants required of any current or future primary lender, as if such covenants were set forth in this Agreement, and without regard to amendments, waivers, or terminations of such covenants after the date hereof; and provide (and request that such lender provide) to Sabre prompt notice of any failure by Company to comply with such covenants. Additionally, Company shall:

                           (i) Utilizing the SEC Edgar System, make available to Sabre as soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year of Company, copies of the balance sheet of Company as of the end of such fiscal period, and statements of income and retained earnings and changes in cash flow of Company for that quarterly fiscal period and for the portion of the fiscal year ending with such period, all in reasonable detail, and certified by the chief financial officer of Company as being true and correct and as having been prepared in accordance with GAAP conformed for SEC regulations, subject to year-end adjustments; and

                           (ii) Utilizing the SEC Edgar System, make available to Sabre as soon as available and in any event within 90 days after the close of each fiscal year of Company, copies of the balance sheet of Company as of the close of such fiscal year, and statements of income and retained earnings and changes in cash flow of Company for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Company) of independent public accountants of recognized national standings selected by Company, to the effect that such financial statements have been prepared in accordance with GAAP conformed for SEC regulations (except for changes in which such accountants concur); and

                           (iii) If, as of the last day of a quarterly fiscal period of a fiscal year of Company, the Payment/Incentive Ratio exceeds 0.75, then furnish to Sabre as soon as available and in any event within 45 days after the end of such quarterly fiscal period, a certificate executed by the chief financial officer or chief executive officer of Company in the form of EXHIBIT B to this Agreement;

                  (j) Not mortgage, assign, encumber, or grant a security interest in any of the Sabre Collateral, except to Sabre (provided, however, that the foregoing shall not apply to inchoate liens for taxes which are not delinquent or which are being contested in good faith and liens resulting from deposits to secure the payments of workmen's compensation or social security or to secure the performance of bids or contracts in the ordinary course of business).

         8. Default. An Event of Default shall exist if any one or more of the following events (individually, an EVENT OF DEFAULT and collectively, EVENTS OF Default) shall occur:

                  (a) Company shall fail to pay when due any principal of, or interest on, the Term Note or any other fee or payment due under any of the Sabre Documents, which remains unpaid for a period of thirty
         (30) days from Company's receipt of written notice from Sabre advising of the late payment;

                  (b) Company shall fail to perform any of its material obligations under the CRS Contract or any other agreement with Sabre;

                  (c) Any material representation or warranty made in any of the Sabre Documents shall prove to be untrue or inaccurate in any respect as of the date on which such representation or warranty is made;

                  (d) Default shall occur in the performance of any of the covenants or agreements of Company contained in any of the Sabre Documents;

                  (e) Any of the Sabre Documents ceases to be legal, valid, binding agreements enforceable against any party executing the same, is terminated or becomes or is declared ineffective or inoperative, or ceases to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  (f) Any of Sabre's liens, mortgages or security interests in any of the Sabre Collateral becomes unenforceable, or ceases to be first priority liens, mortgages or security interests (provided, however, that the foregoing shall not apply to inchoate liens for taxes which are not delinquent or which are being contested in good faith and liens resulting from deposits to secure the payments of workmen's compensation or social security or to secure the performance of bids or contracts in the ordinary course of business);

                  (g) Company shall voluntarily or involuntarily become the subject of a bankruptcy, insolvency or receivership proceeding or case which is not terminated within 30 days

                  (h) Company shall liquidate, dissolve, reorganize, or sell all or substantially all of its assets;

                  (i)      A Change of Control shall occur;

                  (j) Company shall default in the payment of any material indebtedness of Company or in the performance of any of Company's material obligations and such default shall continue for more than any applicable period of grace;

                  (k) Any final judgment(s) for the payment of money in excess of the sum of $500,000 in the aggregate shall be rendered against Company and such judgment(s) shall not be satisfied or discharged at least ten days prior to the date on which any of Company's assets could be lawfully sold to satisfy such judgment(s);

                  (l) Termination of the CRS Contract, other than at the scheduled termination date or as a result of the material breach of Sabre; or

                  (m)      The Payment/Incentive Ratio exceeds 1.0.

         9. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Sabre at its option may (i) declare the principal of, and all interest then accrued on, the Term Note and any other liabilities of Company to Sabre to be forthwith due and payable, whereupon the same shall forthwith become due and payable without notice, presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other notice of any kind, all of which Company hereby expressly waives, anything contained herein to the contrary notwithstanding, (iii) increase the interest rate which accrues on the unpaid principal of the Term Note, subject to SECTION 10(B), to a rate per annum up to the Prime Rate plus 8%, (iv) reduce any claim to judgment, and/or (v) without notice of default or demand, pursue and enforce any of Sabre's rights and remedies under the Sabre Documents or otherwise provided under or pursuant to any applicable law or agreement.

9.       Miscellaneous.

                  (a) General. Generally, except as otherwise provided herein, the notice, arbitration, governing law, entireties, and severability provisions of the CRS Contract shall apply to this Agreement and its enforcement and interpretation.

                  (b) Maximum Interest Rate. Regardless of any provisions contained in this Agreement, the Term Note or in any of the other Sabre Documents, Sabre shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest (whether termed interest in the Sabre Documents or deemed to be interest by judicial determination or operation of law) on the Term Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event Sabre ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal balance of the Term Note is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Company, and Sabre shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Term Note so that the interest rate is uniform throughout such term.

                  (c) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Company may not, without the prior written consent of Sabre, assign any rights, powers, duties or obligations hereunder.

                  (d) Expenses. Company will promptly pay all reasonable costs, fees and expenses paid or incurred by Sabre incident to this Agreement or incident to the collection of the Term Note hereunder (including the fees and expenses of counsel to Sabre).

                  (e) Subsidiaries. For purposes of the representations, covenants and defaults described in SECTIONS 6 and 7 above (not including Sections 6(a) through (c), 6(g) and Schedule 7i), references to COMPANY shall include Company and each of its present and future direct and indirect subsidiaries.

                  (f) Indemnity. Company shall indemnify Sabre, its affiliates, and their respective directors, officers, employees, and agents against all third party liabilities, losses, claims, expenses and costs resulting from or relating to the execution, delivery, enforcement, performance and administration of this Agreement and the Sabre Documents.

         THIS WRITTEN TERM NOTE AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES [WITH REGARD TO THE SUBJECT MATTER OF THIS AGREEMENT].

                                 COMPANY:

                                 800 TRAVEL SYSTEMS



                                 By
                                    -------------------------------------------
                                    Name
                                        ---------------------------------------
                                    Title
                                         --------------------------------------

                                 ACCEPTED:

                                 Sabre Inc.



                                 By
                                    -------------------------------------------
                                    Name
                                        ---------------------------------------
                                    Title
                                         --------------------------------------

                        SCHEDULE 1 TO TERM NOTE AGREEMENT

                                  DEFINED TERMS

         ADVANCE means any amount disbursed by Sabre to Company under this Term Note Agreement or by Sabre in accordance with, and to satisfy the obligations of Company under, this Term Note Agreement.

         CHANGE IN CONTROL means the sale, pledge, or other transfer of an ownership interest in Company representing more than 35% of the power to elect directors or members of a similar governing body.

         CRS CONTRACT means the Sabre Subscriber Agreement dated December 1, 2001; as it may be amended or restated, between Company and Sabre.

         EVENT OF DEFAULT is defined in SECTION 8 of this Agreement.

         GAAP means generally accepted accounting principles, consistently applied.

         SABRE INCENTIVE PAYMENTS means regularly recurring booking incentives, including the Yearly Volume Threshold Incentive, to be paid or credited to Company monthly under the CRS Contract (excluding CPBA incentives,anniversary cash payments, cashable lines of credit, and conversion incentives), net of amounts paid or owed by Company on recovery of equipment purchases and optional upgrades and services.

         PAYMENT DATE means the date in each month that any Incentive Payment is paid and if no Incentive Payment is paid, then the later of the last day of that month or fourteen (14) days after written notice has been provided by Sabre to Company that the Incentive Payment will not cover the Loan Payment and that a separate payment will be due.

         PAYMENT/INCENTIVE RATIO means, as of any date of calculation, the ratio of (a) the next month's payment of the Loan to (b) the average monthly Incentive Payments to Company under the CRS Contract during the previous six-month period.

         PRIME RATE means the variable rate of interest established from time to time by Bank of America, N.A. (or its successor) as its prime rate and set by that bank as a general reference rate of interest charged by that bank.

         TERMINATION DATE means the later of 60 months from last advance or January 30, 2006 (60 months from signing).

         SEC means the Securities and Exchange Commission.

         SABRE COLLATERAL means collectively all of the Collateral defined in the security agreement supplement, and includes without limitation all accounts receivable, payments and obligations now or hereafter owing to Company by Sabre or any of its affiliates, the CRS Contract, and all Incentive Payments.

         SABRE DOCUMENTS means this Agreement, the documents listed on SCHEDULE 5 to this Agreement, the CRS Contract, and all other written supplements and documents now or hereafter executed by Company to or for the benefit of Sabre pursuant to or in connection with any of the foregoing, and all amendments and restatements thereof.

         TAXES means any present or future taxes, duties, deductions, withholdings, and other charges from time to time imposed by any taxing agency or other governmental authority, excluding taxes on income of Sabre.

         TERM NOTE means the cumulative value of the advances made to the Company, which will not be more than $1,800,000, under this contract by Sabre

         FIXED CHARGES means, for Company, for any accounting period: (i) interest expense and principal payments on all outstanding indebtedness, and
(ii) operating lease expenses.

         INTANGIBLE ASSETS means assets that are (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet, and (iii) unamortized debt discount and expense.

         NET INCOME means, for any period, the net earnings (or loss) after taxes of Company for such period determined in accordance with GAAP.

         TANGIBLE NET WORTH means the total shareholders' equity of Company, less the aggregate book value of Intangible Assets.

         LOAN DATE The date that the first advance is provided under the Term Note Agreement.

                        SCHEDULE 5 TO TERM NOTE AGREEMENT

                     CONDITIONS PRECEDENT TO INITIAL ADVANCE

10. Certificate of a duly authorized officer of Company, certifying the incumbency of officers signing this Agreement, and the accuracy of each of the following (which shall be attached to the certificate):

                  (a) Resolutions of the Board of Directors of Company, approving the execution, delivery and performance of this Agreement and other Sabre Documents;

                  (b)      Articles of Incorporation of Company; and

                  (c)      Bylaws of Company.

         2. If requested by Sabre, an opinion of counsel for the Company subject to customary qualifications and exceptions for similar lending transactions, in form and substance reasonably satisfactory to Sabre.

         3. Evidence of the existence and good standing of Company in the jurisdiction of its incorporation/organization.

11. Financing statements, duly executed by the Company, in favor of Sabre, covering the Sabre Collateral.

         5. Utilizing the SEC Edgar System, make available to Sabre copies of the balance sheet of Company as of the close of the previous fiscal year of Company, and statements of income and retained earnings and changes in cash flow of Company for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Company) of independent public accountants of recognized national standings selected by Company and satisfactory to Sabre, to the effect that such financial statements have been prepared in accordance with GAAP and conformed to SEC regulations (except for changes in which such accountants concur), and otherwise being reasonably satisfactory to Sabre; and

         6. Such other documents and instruments as Sabre shall reasonably request.

                           SCHEDULE 7(i) TO AGREEMENT

                              ADDITIONAL COVENANTS

         1. Negative Covenants. Until payment in full of the amounts due under the Term Note and all other obligations and liabilities of Company hereunder, Company covenants that it shall not (unless Sabre otherwise consents in writing):

         (a) create, incur, assume or guarantee any indebtedness for borrowed money, except for (i) the Term Note, (ii) debt (and renewals and extensions thereof) reflected on Company's most recent balance sheet, (iii) debt created, incurred or assumed in any fiscal year not to exceed in the aggregate the total of $100,000:(except for accounts payable assumed in the normal course of business) or sell any of its accounts receivable, with or without recourse

         (b) liquidate, dissolve or reorganize;; or make any other substantial change in its capitalization or its business;

         (c) pay any dividends on any of its outstanding stock, or purchase, redeem or repurchase any of its stock;

         (d) sell all or a substantial part of its assets used or useful in its business, except in the ordinary course of business; or sell any of its assets to any other person, firm or corporation with the agreement that such assets shall be leased back to Company; or sell or transfer any assets for less than fair value;

         (e) purchase or acquire, directly or indirectly, any promissory notes, stock or securities of any other person, firm or corporation, that would result in lowering its Tangible Net Worth Below $1.4 million.

         (f)      permit any change of its CEO.

2.       Financial Covenants.

         (a) If Company owns consolidated subsidiaries, then the foregoing financial attributes shall be determined on a consolidated basis, in accordance with GAAP.

         (b) Until payment in full of the amounts due under the Term Note and all other obligations and liabilities of Company hereunder, Company covenants that it shall not (unless Sabre otherwise consents in writing), at any time:

                  (i) permit the ratio of its Current Assets to its Current Liabilities to be less than 1.0;

                  (ii) permit its Tangible Net Worth to be less than $1.4 million;

                  (iii) permit the ratio of its Total Liabilities to Tangible Net Worth to be more than 2.5;

   IF COMPANY HAS A POSITIVE INCOME IN ANY QUARTER, ITEMS (II) ABOVE WILL BE
    INCREASED BY HALF THE NET INCOME, AND ITEM (III) ABOVE WILL BE DECREASED
                                PROPORTIONATELY.

                   EXHIBIT A TO TERM NOTE TERM NOTE AGREEMENT

                          SECURITY AGREEMENT SUPPLEMENT


         THIS EXHIBIT A TO TERM NOTE AGREEMENT is attached to and forms a part of that certain Security Supplement (the SECURITY SUPPLEMENT) dated January 22, 2001 between 800 Travel Systems (COMPANY) and Sabre Inc. (SABRE). Unless otherwise defined in this Security Supplement, terms used in this Security Supplement have the meanings provided in the Term Note Agreement.

         1. GRANT OF SECURITY INTEREST. Company grants to Sabre a perfected first priority security interest and lien in the following (COLLATERAL):

         (A) all accounts receivable, credits, and payments now or hereafter arising or accruing under, or owing to Company (i) by Sabre or any of its Affiliates under, the CRS Contract, or similar agreements to which Sabre or any of its Affiliates are parties, whether or not other persons are also parties (including without limitation, Incentive Payments), whether existing as of the date hereof or arising hereafter, as such agreements shall be in effect from time to time and as the same may be amended, modified, or replaced; or (ii) by any other party, under any agreement, including without limitation incentive payments, override payments, and commissions, whether existing as of the date hereof or arising hereafter, as such agreements shall be in effect from time to time and as the same may be amended, modified, or replaced and

         (B) all substitutes and replacements for, accessions, attachments and other additions to, books, records, documents, computer records, describing or used in connection with, and proceeds and products of, the above Collateral, and other documents, general intangibles, accounts and chattel paper arising from or related to the above Collateral.

         2. DESCRIPTION OF OBLIGATIONS. This Security Supplement and the security interest granted hereunder secures all present and future obligations whether joint, several, or joint and several (collectively, the OBLIGATION) to Sabre of Company, including without limitation (a) Company's obligations to repay the Term Note; (b) all costs incurred by Sabre to obtain, preserve, perfect and enforce this Security Supplement and maintain, preserve, collect and enforce the Collateral; (c) all reasonable expenses of Sabre, including fees and expenses of Sabre's counsel, incident to the enforcement of payment of all obligations of Company by any action or participation in, or in connection with a case or proceeding under the bankruptcy code, or any successor statute thereto; (d) any and all other indebtedness or liability, of whatever kind or character, which is now owing or that may hereafter become owing to Sabre by Company, whether such indebtedness or liability is absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, whether such indebtedness is incurred as a principal or as a surety, endorser, guarantor, accommodation party or otherwise or as a member of a partnership, joint venture, trust or other business group, whether such indebtedness or liability arises by operation of law or otherwise or is evidenced by note, open account, overdraft, endorsement, surety agreement, guaranty, or otherwise, and whether such indebtedness was originally incurred to Sabre or was later purchased by Sabre (it being contemplated that such parties may become further indebted to Sabre); and (e) any renewals, extensions, replacements, modifications, increases, or reinstatements of any of the above-described indebtedness.

         3. RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, Sabre will have any and all rights and remedies described in the Term Note Agreement or under any other applicable law or agreement, including, without limitation, all rights and remedies of a secured creditor under Article 9 of the Uniform Commercial Code.

         4. LIEN PRIORITY. Until full payment and performance of the Obligation and termination or expiration of any obligation or commitment of Sabre to make advances or Term Notes to Company,

Company shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Sabre. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and the security interest hereby created.

         5. FURTHER ASSURANCES. Company, upon the request of Sabre, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be necessary, desirable, or proper to carry out the purposes of the Sabre Documents, maintain and perfect the security interest created hereunder, and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, improvements or appurtenances to the Collateral.

         IN WITNESS WHEREOF, Company has caused this Security Supplement to be duly executed and delivered by its duly authorized officer as of __________, ____, 2000.


                                     ------------------------------------------



                                     By
                                       ----------------------------------------
                                       Name
                                             ----------------------------------
                                       Title
                                             ----------------------------------

                        EXHIBIT B TO TERM NOTE AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

DATE:                         _________________,


FROM:                         800 Travel Systems (COMPANY)


TO:                      Sabre Inc. (SABRE)

         This certificate is delivered under the Term Note Agreement, dated as of January 22, 2001 (as amended, modified, supplemented, or restated from time to time, the TERM NOTE AGREEMENT), between Company and Sabre. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Term Note Agreement. I certify to Sabre that:

         (a) I am an officer of Company in the position(s) set forth under my signature below;

         (b) the Financial Statements of Company available through the SEC Edgar System were prepared in accordance with GAAP and conformed to SEC regulations, and present fairly in all material respects the consolidated financial condition and results of operations of Company as of, and for the (three, six, or nine months, or fiscal year) ended on, , (the SUBJECT PERIOD) [(subject only to normal year-end audit adjustments)]; and

         (c) a review of the activities of Company during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, Company has kept, observed, performed, and fulfilled all of their respective obligations under the Sabre Documents, and during the Subject Period, (i) Company kept, observed, performed, and fulfilled each and every covenant and condition of the Sabre Documents (except for the deviations, if any, set forth on ANNEX A to this certificate) in all material respects, and
(ii) no Event of Default (nor any potential Event of Default) has occurred which has not been cured or waived (except the Events of Default or potential Events of Default, if any, described on ANNEX A to this Certificate).

                                   By
                                     ------------------------------------------
                                     Name
                                           ------------------------------------
                                     Title
                                           ------------------------------------

                        ANNEX A TO COMPLIANCE CERTIFICATE

                      DEVIATIONS FROM TERM NOTE DOCUMENTS/
                 EVENTS OF DEFAULT OR POTENTIAL EVENT OF DEFAULT

                              (If none, so state.)

                           (To be Provided by Company)

                        ANNEX B TO COMPLIANCE CERTIFICATE



COMPLIANCE WITH FINANCIAL COVENANTS IN SCHEDULE 7(I) OF THE TERM NOTE AGREEMENT










COMPLIANCE WITH FINANCIAL COVENANTS IN [PRIMARY LENDER TERM NOTE AGREEMENT]










         [Unless otherwise indicated, all calculations are made on a consolidated basis for Company at the end of the Subject Period]